Exhibit 99.1

Panbela Therapeutics Announces Interim Data Analysis for ASPIRE Trial Pushed to Q1 2025

Trial's lower-than-expected event rate suggests improved survival outcomes

MINNEAPOLIS, April 22, 2024 (GLOBE NEWSWIRE) -- Panbela Therapeutics, Inc. (OTCQB: PBLA), (“Panbela”), a clinical stage company developing disruptive therapeutics for the treatment of patients with urgent unmet medical needs, today announced that the interim data analysis for its ongoing ASPIRE trial is now expected to be available as soon as Q1 2025. This delay in the projected date for analysis comes as a result of the trial's current event rate, which is lower than initially anticipated, indicating that patients have lived longer than expected.

The ASPIRE trial, which is evaluating the efficacy and safety of Panbela's lead product candidate, ivospemin (SBP-101), in combination with gemcitabine and nab-paclitaxel (Abraxane) in patients with metastatic pancreatic ductal adenocarcinoma (mPDAC), requires 33% of the total expected events to occur before the interim analysis can be conducted. As of the latest assessment, less than half of the required events for the interim analysis have occurred.

"While we initially anticipated the interim analysis to take place in mid-2024, we are encouraged by the lower-than-expected event rate, which suggests that patients in the ASPIRE trial have experienced prolonged survival," said Jennifer K. Simpson, PhD, MSN, CRNP, President & Chief Executive Officer of Panbela Therapeutics. "This is a positive development for patients and underscores the potential of ivospemin in addressing a significant unmet need in the treatment of mPDAC."

Panbela also highlighted the significance of the ASPIRE trial in the context of recent advancements in mPDAC treatment, such as the Napoli 3 trial, which led to the approval of liposomal irinotecan (Onivyde) in combination with fluorouracil, oxaliplatin and leucovorin (NALIRIFOX). Despite this approval, which was based on a median overall survival benefit of 1.9 months compared to gemcitabine and nab-paclitaxel, the prognosis for patients with mPDAC remains poor, with median overall survival still less than 12 months.

The incremental benefits in median survival have been modest in the past 11 years with the recent approval of Onivyde in the NALIRIFOX regimen demonstrating a 1.9 month survival benefit compared to the approval of gemcitabine and nab-paclitaxel which was based on a median overall survival benefit of 1.8 months over gemcitabine alone.

"We believe that the addition of ivospemin (SBP-101) to the standard-of-care regimen of gemcitabine and nab-paclitaxel has the potential to significantly improve outcomes for patients with mPDAC, beyond the incremental benefits observed with the recently approved therapy," added Dr. Simpson. "The early indications from the ASPIRE trial support this belief, and we remain committed to advancing this important study and look forward to sharing the interim results in March 2025."

Panbela will continue to monitor the progress of the ASPIRE trial and provide updates as appropriate.

About Panbela’s Pipeline
The pipeline consists of assets currently in clinical trials with an initial focus on familial adenomatous polyposis (FAP), first-line metastatic pancreatic cancer, neoadjuvant pancreatic cancer, colorectal cancer prevention and ovarian cancer. The combined development programs have a steady cadence of anticipated catalysts with programs ranging from pre-clinical to registration studies.

Ivospemin (SBP-101)
Ivospemin is a proprietary polyamine analogue designed to induce polyamine metabolic inhibition (PMI) by exploiting an observed high affinity of the compound for pancreatic ductal adenocarcinoma and other tumors. It has shown signals of tumor growth inhibition in clinical studies of metastatic pancreatic cancer patients, demonstrating a median overall survival (OS) of 14.6 months and an objective response rate (ORR) of 48%, both exceeding what is typical for the standard of care of gemcitabine + nab-paclitaxel suggesting potential complementary activity with the existing FDA-approved standard chemotherapy regimen. In data evaluated from clinical studies to date, ivospemin has not shown exacerbation of bone marrow suppression and peripheral neuropathy, which can be chemotherapy-related adverse events. Serious visual adverse events have been evaluated and patients with a history of retinopathy or at risk of retinal detachment will be excluded from future SBP-101 studies. The safety data and PMI profile observed in the previous Panbela-sponsored clinical trials provide support for continued evaluation of ivospemin in the ASPIRE trial.

Flynpovi ™
Flynpovi is a combination of CPP-1X (eflornithine) and sulindac with a dual mechanism inhibiting polyamine synthesis and increasing polyamine export and catabolism. In a Phase III clinical trial in patients with sporadic large bowel polyps, the combination prevented > 90% subsequent pre-cancerous sporadic adenomas versus placebo. Focusing on FAP patients with lower gastrointestinal tract anatomy in the recent Phase III trial comparing Flynpovi to single agent eflornithine and single agent sulindac, FAP patients with lower GI anatomy (patients with an intact colon, retained rectum or surgical pouch), showed statistically significant benefit compared to both single agents (p≤0.02) in delaying surgical events in the lower GI for up to four years. The safety profile for Flynpovi did not significantly differ from the single agents and supports the continued evaluation of Flynpovi for FAP.

CPP-1X
CPP-1X (eflornithine) is being developed as a single agent tablet or high dose powder sachet for several indications including prevention of gastric cancer, treatment of neuroblastoma and recent onset Type 1 diabetes. Preclinical studies as well as Phase I or Phase II investigator-initiated trials suggest that CPP-1X treatment may be well-tolerated and has potential activity.

About Panbela
Panbela Therapeutics, Inc. is a clinical-stage biopharmaceutical company developing disruptive therapeutics for patients with urgent unmet medical needs. Panbela’s lead assets are Ivospemin (SBP-101) and Flynpovi. Further information can be found at www.panbela.com. Panbela’s common stock is eligible for quotation on the OTCQB under the symbol “PBLA”.

Cautionary Statement Regarding Forward-Looking Statements
This press release contains “forward-looking statements,” including within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “believe,” “can,” “design,” “expect,” “focus,” “intend,” “looking forward,” “may,” “plan,” “positioned,” “potential,” and “will.” All statements other than statements of historical fact are statements that should be deemed forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations, and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially and adversely from the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (i) our ability to obtain additional funding to execute our business and clinical development plans; (ii) progress and success of our clinical development program; (iii) the impact of the current COVID-19 pandemic on our ability to conduct our clinical trials; (iv) our ability to demonstrate the safety and effectiveness of our product candidates: ivospemin (SBP-101) and eflornithine (CPP-1X); (v) our reliance on a third party for the execution of the registration trial for our product candidate Flynpovi ; (vi) our ability to obtain regulatory approvals for our product candidates, SBP-101 and CPP-1X in the United States, the European Union or other international markets; (vii) the market acceptance and level of future sales of our product candidates, SBP-101 and CPP-1X; (viii) the cost and delays in product development that may result from changes in regulatory oversight applicable to our product candidates, SBP-101 and CPP-1X; (ix) the rate of progress in establishing reimbursement arrangements with third-party payors; (x) the effect of competing technological and market developments; (xi) the costs involved in filing and prosecuting patent applications and enforcing or defending patent claims; (xii) our ability to obtain a listing of our common stock on a national securities exchange; and (xii) such other factors as discussed in Part I, Item 1A under the caption “Risk Factors” in our most recent Annual Report on Form 10-K, any additional risks presented in our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. Any forward-looking statement made by us in this press release is based on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement or reasons why actual results would differ from those anticipated in any such forward-looking statement, whether written or oral, whether as a result of new information, future developments or otherwise.

Contact Information:

Investors:
James Carbonara
Hayden IR
(646) 755-7412
james@haydenir.com

Media:
Tammy Groene
Panbela Therapeutics, Inc.
(952) 479-1196
IR@panbela.com